Exhibit 99.2

Quarterly Financial Summary May 2009 A world leader in regenerative medicine and medical devices used in neurosurgery, extremities reconstruction, orthopedics and general surgery

STATEMENTS OF OPERATIONS (2007 - 2009) (in thousands) *Adjusted to reflect the implementation of FSP APB 14-1

STATEMENTS OF OPERATIONS (Q1 07 - Q4 07) (in thousands) *Adjusted to reflect the implementation of FSP APB 14-1

STATEMENTS OF OPERATIONS (Q1 08 - Q4 08) (in thousands) *Adjusted to reflect the implementation of FSP APB 14-1

STATEMENTS OF OPERATIONS (Q1 09) (in thousands, except per share data)

Balance Sheet, Cash Flows and Capital Structure* *Adjusted to reflect the implementation of FSP APB 14-1

QUARTERLY ADJUSTED EBITDA, ADJUSTED EBITDA EXCLUDING SHARE-BASED COMPENSATION, AND ADJUSTED EARNINGS PER DILUTED SHARE In addition to our GAAP results, we provide adjusted EBITDA, adjusted EBITDA excluding stock-based compensation, adjusted net income and adjusted earnings per diluted share. Adjusted EBITDA consists of net income, excluding: (i) income taxes, (ii) other income (expense), net, (iii) depreciation and amortization, (iv) interest income and expense, and (v) those operating expenses also excluded from adjusted net income. Adjusted net income consists of net income, excluding: (i) acquisition-related charges; (ii) facility consolidation, manufacturing and distribution transfer and system integration charges; (iii) certain employee termination and related costs; (iv) charges associated with discontinued or withdrawn product lines; (v) charges related to restructuring our European subsidiaries; (vi) charges related to litigation matters or disputes; (vii) intangible asset impairment charges; (viii) incremental professional and bank fees related to (a) the delayed filing of financial statements and (b) waivers or possibility of obtaining waivers under our revolving credit facility; (ix) charges recorded in connection with terminating defined benefit pension plans; (x) charges relating to the grant of restricted stock units in connection with the extension of the term of the CEO's employment agreement; (xi) gain related to the early extinguishment of convertible notes; (xii) non-cash interest expense related to the application of FSP APB 14-1; (xiii) the income tax expense/benefit related to these adjustments; (xiv) quarterly adjustments to income tax expense/benefit related to the cumulative impact of changes in estimated tax rates and certain infrequently occurring items; and (xv) income tax expenses or gains related to restructuring our European subsidiaries. Adjusted net income attributable to diluted shares is calculated by multiplying adjusted net income by the diluted share percentage shown in Note 10 of the Company's Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2009. Adjusted earnings per diluted share are calculated by dividing adjusted net income attributable to diluted shares by adjusted diluted weighted average shares outstanding. A reconciliation of adjusted EBITDA and adjusted EBITDA excluding stock-based compensation to GAAP net income and of adjusted net income to GAAP net income and adjusted earnings per diluted share to GAAP earnings per diluted share are provided in the tables at the end of this presentation. Additionally, in the Current Report on Form 8-K that Integra filed on May 6, 2009 and in the other Form 8-K's containing our quarterly and annual earnings releases for prior periods, Integra provides details as to which items are excluded and the adjustments to shares outstanding, explanations for why management believes that presentation of these non-GAAP financial measures provides useful information to investors regarding the Integra's financial condition and results of operations, and the reasons for which Integra's management uses these non-GAAP financial measures.

A reconciliation of reported GAAP Net Income to Adjusted EBITDA is provided at the end of this presentation ADJUSTED EBITDA (Q1 07 - Q1 09) (in thousands) *Adjusted to reflect the implementation of FSP APB 14-1

A reconciliation of reported GAAP Net Income to Adjusted EBITDA excluding stock-based compensation is provided at the end of this presentation ADJUSTED EBITDA EXCLUDING STOCK- BASED COMPENSATION (Q1 07 - Q1 09) (in thousands) *Adjusted to reflect the implementation of FSP APB 14-1

RECONCILIATION OF REPORTED GAAP NET INCOME TO ADJUSTED EBITDA AND ADJUSTED EBITDA EXCLUDING STOCK-BASED COMPENSATION (Q1 07 - Q4 07) *Adjusted to reflect the implementation of FSP APB 14-1

RECONCILIATION OF REPORTED GAAP NET INCOME TO ADJUSTED EBITDA AND ADJUSTED EBITDA EXCLUDING STOCK-BASED COMPENSATION (Q1 08 - Q4 08) *Adjusted to reflect the implementation of FSP APB 14-1

RECONCILIATION OF REPORTED GAAP NET INCOME TO ADJUSTED EBITDA AND ADJUSTED EBITDA EXCLUDING STOCK-BASED COMPENSATION (Q1 09)

RECONCILIATION OF REPORTED GAAP NET INCOME TO ADJUSTED NET INCOME (Q1 07 - Q4 07) *Adjusted to reflect the implementation of FSP APB 14-1

RECONCILIATION OF REPORTED GAAP NET INCOME TO ADJUSTED NET INCOME (Q1 08 - Q4 08) *Adjusted to reflect the implementation of FSP APB 14-1

RECONCILIATION OF REPORTED GAAP EARNINGS PER DILUTED SHARE TO ADJUSTED EARNINGS PER DILUTED SHARE (Q1 09)